UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 16, 2006 (February 10, 2006)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	1-32213	20-0947002
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

33 Maiden Lane New York, NY		10038
(Address of principal executive office)		(Zip Code)

(212) 651-7700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

As of February 10, 2006, MortgageIT Holdings, Inc. and MortgageIT, Inc. (collectively, the ‘‘Sellers’’) entered into Amendment Number 6 (the ‘‘Amendment’’) to the Master Loan and Security Agreement, dated as of February 15, 2005, among the Sellers and Greenwich Capital Financial Products, Inc., which amends the Master Loan and Security Agreement, as previously amended (the ‘‘Loan and Security Agreement’’). The only significant change to the Loan and Security Agreement resulting from the Amendment was to change the Termination Date from February 13, 2006 to July 13, 2006 (or as otherwise provided under the Loan and Security Agreement). Capitalized terms not defined in this paragraph have the meanings ascribed to them in the Amendment. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

* * * *

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Amendment Number 6 to Master Loan and Security Agreement, dated as of February 10, 2006, among MortgageIT, Inc., MortgageIT Holdings, Inc. and Greenwich Capital Financial Products, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.

By:	/s/ Andy Occhino
Andy Occhino
Secretary

Date: February 16, 2006

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated February 16, 2006 (February 10, 2006)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment Number 6 to Master Loan and Security Agreement, dated as of February 10, 2006, among MortgageIT, Inc., MortgageIT Holdings, Inc. and Greenwich Capital Financial Products, Inc.